Exhibit 99.2

Unusual Machines Announces Closing of $5,000,000 Initial Public Offering

SAN JUAN, PUERTO RICO – February 16, 2024 (ACCESSWIRE) – Unusual Machines, Inc. (“Unusual Machines” or the “Company”), an emerging leader in first-person view (FPV) drone technology, announced today the closing of its initial public offering (the “Offering”) of 1,250,000 shares of common stock at a public offering price of $4.00 per share. The shares began trading on the NYSE American on February 14, 2024, under the ticker symbol “UMAC”.

The Company expects to receive aggregate gross proceeds of $5.0 million from the Offering, before deducting underwriting discounts and other related expenses. The Company has granted the underwriters a 45-day option to purchase up to an additional 187,500 common shares at the public offering price (the “Over-allotment Option”), less underwriting discounts.

The Offering was conducted on a firm commitment basis. Dominari Securities LLC, Revere Securities LLC, and R.F. Lafferty & Co., Inc. (the “Underwriters”) acted as the Underwriters for the Offering. Nason, Yeager, Gerson, Harris & Fumero, P.A. acted as U.S. counsel to the Company and Sichenzia Ross Ference Carmel LLP acted as U.S. counsel to the Underwriters in connection with the Offering.

A registration statement on Form S-1 relating to the Offering has been filed with the U.S. Securities and Exchange Commission (the “SEC”) (File Number: 333-270519) and was declared effective by the SEC on February 13, 2024. The Offering is being made only by means of a prospectus, forming a part of the registration statement. Copies of the final prospectus relating to the Offering, may be obtained from Dominari Securities LLC by email at info@dominarisecurities.com, by standard mail to Dominari Securities LLC, 725 Fifth Avenue, 23rd Floor New York, NY 10022, or by telephone at (212) 393-4500; or from Revere Securities LLC by email at contact@reveresecurities.com, by standard mail to Revere Securities LLC, 650 Fifth Avenue, 35th Floor, New York, NY 10019 USA, or by telephone at (212) 688-2238; or from R.F. Lafferty & Co., Inc. by email at info@rflafferty.com, by standard mail to R.F. Lafferty & Co., Inc., 40 Wall Street, 29th Floor, New York, NY 10005 USA, or by telephone at (212) 293-9090. In addition, copies of the prospectus relating to the Offering may be obtained via the SEC’s website at www.sec.gov.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy any of the Company’s securities, nor shall there be any offer, solicitation or sale of any of the Company’s securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

About Unusual Machines

Unusual Machines is focused on becoming a first-person view (FPV) drone technology market leader. Simultaneously with the closing of the IPO, the Company acquired Fat Shark which is the leader in FPV, designing and manufacturing ultra-low latency video goggles for drone pilots, as well as Rotor Riot which is a rapidly growing ecommerce marketplace, backed by the largest community of FPV drone pilots in the world. The closing of the acquisitions is part of our vision to enable people to be part of the robotics revolution. Headquartered in Puerto Rico, the Company is bringing together great teams, valuable IP, and high-quality brands, in order to become a leader within the highly fragmented drone industry.

For more information visit Unusual Machines at https://www.unusualmachines.com/.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including the closing of the Offering and the acquisitions, the Company’s goals, and the expected use of proceeds. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect us including unexpected market conditions and the risk factors contained in our Registration Statement, as amended, filed with the Securities and Exchange Commission. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Contact:

Dave Gentry

RedChip Companies, Inc.

1-407-491-4498

1-800-733-2447

UMAC@redchip.com

SOURCE: Unusual Machines, Inc.